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                               AMENDMENT OF LEASE


         THIS AMENDMENT OF LEASE (hereinafter "Amendment") is made as of this 22nd day of November, 1993, by and between Combined Properties Limited
Partnership, successor-in-interest to   Combined Properties Virginia Plaza
Limited Partnership (hereinafter "Lessor") and Super Trak Corporation, successor-in-interest to Trak Auto East Corporation (hereinafter "Lessee").

         WHEREAS, by Lease Agreement dated April 24, 1984 (hereinafter referred to as "Lease"), Lessor leased to Lessee certain premises in the Plaza at Landmark Shopping Center (hereinafter "Shopping Center"), located in Alexandria, Virginia, known as Store No. 18B and having an address of 6240-B Little River Turnpike, Alexandria, Virginia 22312 (hereinafter "Premises"), the Premises more particularly described in the Lease, upon the terms, conditions, covenants and agreements contained in the Lease; and

         WHEREAS, the Lessor and Lessee have agreed to relocate the Premises to Store No. 37 in the Plaza at Landmark Shopping Center also known as 6198-F Little River Turnpike (the "Relocation Premises") in accordance with the terms and conditions of the Lease and this Amendment; and

         WHEREAS, the parties desire to amend the Lease as set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound, hereby agree that the Lease is hereby amended, effective as of the date hereof, as follows:

         FIRST: It is agreed that the Relocation Premises shall be located in the area cross-hatched in "red" on Schedule "A-1" hereto and the parties hereto covenant and agree as of the Effective Date (hereinafter defined) that all provisions of the Lease which refer to the Premises and all provisions in this Amendment of Lease referring to the "Relocation Premises" shall be deemed to refer to the area cross-hatched in "red" on Schedule "A-1" hereto and that as of said date, Schedule "A" of the Lease shall be deleted in its entirety and Schedule "A-1" attached hereto and by this reference made a part hereof shall be substituted in lieu thereof and all references in the Lease to Schedule "A" shall be deemed to refer to Schedule "A-1" hereto.

         SECOND: From and after the Effective Date (hereinafter defined), for the purposes of the Lease and all provisions thereof, including but not limited to, those provisions related to the computation of Lessee's Minimum Guaranteed Rent, Lessee's contribution toward Real Estate Taxes, and Lessee's Common Area Minimum Contribution and pro-rata share of Shopping Center's Common Areas Operating Cost, the square footage contained within the Premises shall be 7,958 square feet.

         THIRD: Effective as of the earlier to occur of (i) the one hundred twenty-first (121st) day following the date Lessor delivers possession of the Relocation Premises to Lessee or (ii) the date Lessee opens for business in the Relocation Premises (the "Effective Date") the following provisions shall be in full force and effect:

         1. The Premises described and referred to on the top portion of page 1 of the Lease as containing approximately 5,440 square feet and having dimensions of 34' frontage and 160' depth, situated in Fairfax County, Virginia, known as 6240 Little River Turnpike, Alexandria, Virginia 22312 shall be deemed to refer, and shall be changed, to:


                Premises:        Plaza at Landmark Shopping Center
                                 Store No. 37, containing approximately 7,958
                                 square feet and having dimensions of 46'
                                 frontage and 173' depth, situated in Fairfax
                                 County, Virginia, known as 6198-F Little River
                                 Turnpike, Alexandria, Virginia  22312

         2. Paragraph 3 of Article I of the Lease shall be deleted in its entirety and replaced by the following:

                          The term of this Lease shall, except as hereinafter provided, end at midnight on the last day of the one hundred twentieth (120th) full calendar month following the Effective Date unless that date falls within the months of October, November or December, in which event the term shall end on the next succeeding January 31st.
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         3.  Paragraph 1(a), 1(b) and 1(c) of Schedule "C" of the Lease shall be deleted in their entirety and replaced by the following:

                          (a) It is agreed that commencing on the Effective Date and continuing through the last day of the twelfth (12th) full calendar month following the Effective Date, Lessee shall pay Lessor an annual minimum fixed rent of ONE HUNDRED THIRTY SEVEN THOUSAND TWO HUNDRED SEVENTY FIVE AND 50/100 DOLLARS ($137,275.50), payable in monthly installments of ELEVEN THOUSAND FOUR HUNDRED THIRTY NINE AND 63/100 DOLLARS ($11,439.63), payable, in advance, on or before the first day of each full calendar month.

                          (b) Commencing as of the first (1st) day of the calendar month following the expiration of twelve (12) full calendar months after the Effective Date and thereafter as of each fifth (5th) anniversary of said day throughout the lease term and option term(s), if any (said day and each fifth (5th) anniversary thereof being a "date of adjustment"), the minimum fixed rent shall be increased by fifteen percent (15%) of the minimum fixed rent payable in the immediately preceding twelve (12) month period.

         4. Lessee's minimum contribution toward the shopping center's common areas operating cost set forth in Paragraph 9 of Schedule "C" of the Lease shall be the sum of SEVENTEEN THOUSAND FIVE HUNDRED SEVEN AND 60/100 DOLLARS ($17,507.60) each lease year, payable in equal monthly installments of ONE THOUSAND FOUR HUNDRED FIFTY EIGHT AND 97/100 DOLLARS ($1,458.97). Lessee's minimum contribution toward shopping center's common areas operating cost shall continue to be subject to adjustment as set forth in Paragraph 9(d) of Schedule "C" of the Lease and Lessee shall continue to be responsible for paying Lessee's proportionate share of excess costs or increases above Lessee's minimum contribution in accordance with Paragraph 9(d) of Schedule "C" of the Lease.

         5. Lessee's contribution toward real estate taxes on the Premises set forth in Paragraph 4 of Schedule "C" of the Lease shall be the sum of SIX THOUSAND SIX HUNDRED FIVE AND 14/100 DOLLARS ($6,605.14) each lease year, payable in equal monthly installments of FIVE HUNDRED FIFTY AND 43/100 DOLLARS ($550.43). Lessee's contribution toward real estate taxes on the Premises shall be subject to further adjustment in accordance with Paragraph 4 of Schedule "C" of the Lease.

         6. Lessee's monthly management and administrative fee set forth in Paragraph 9(c) of Schedule "C" of the Lease shall be the sum of TWO HUNDRED TWENTY EIGHT AND 79/100 DOLLARS ($228.79), subject to adjustment in accordance with the provisions of Paragraph 9(a) of Schedule "C" of the Lease.

         7. Paragraph 7 of Article II of the Lease is hereby deleted in its entirety and replaced by the following:

                          7. Payments of rental hereunder are to be made to Combined Properties Limited Partnership c/o Combined Properties Incorporated, P.O. Box 2753, Merrifield, Virginia 22116 or to such other person or corporation and at such other place as shall be designated in writing by notice given as provided in Article XX of this Lease on the first day of each month during the term.

         8.  The following provision shall be added to the Lease as a new
Article XV.

                          ARTICLE XV:  EXTENSION
                          The Lessee shall have the option to extend the term of this Lease for two (2) additional five (5) year periods under the same terms and conditions called for herein except that during the option term(s), if any, Lessee shall pay to Lessor annual minimum fixed rent in accordance with Article II hereof.

                          Said option to be exercised at least six (6) months prior to the expiration date hereof by written notice sent certified or registered mail to Lessor, provided, however, that in the event that Lessee fails to given such notice





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                          of extension, Lessee shall not be deemed to have
                          waived the right to that extension or any extension thereafter until Lessor gives Lessee written notice of Lessee's failure to exercise such right of extension and affords Lessee a period of ten (10) days after receipt of such notice to exercise that right of extension by giving Lessor written notice thereof.

         9. The following provision shall be added to the Lease as a new subparagraph "(D)" of Paragraph 15 of Schedule "C" to the Lease.

                 (D) Notwithstanding anything to the contrary contained in this Lease Agreement (including Exhibits), Lessor shall have the absolute unilateral right to terminate this Lease Agreement effective at any time on or after December 31, 2007 upon giving at least one (1) year prior written notice.

         FOURTH: The parties acknowledge and agree that in the event the Effective Date occurs on a day other than the first calendar day of a month, Lessee's minimum fixed rent, Lessee's minimum contribution and pro-rata share of shopping center's common areas operating cost, Lessee's contribution toward real estate taxes, and Lessee's management and administrative fee shall be subject to appropriate proration.

         FIFTH:   Lessee agrees to accept the Relocation Premises on an "as is"
basis and that any and all repairs, improvements, installations or additions necessary or required for Lessee to open for business and conduct its business from the Relocation Premises shall be at the sole cost and expense of Lessee.

         SIXTH: As of the day prior to the Effective Date, Lessee and any subtenants, concessionaires or others shall quit, surrender and vacate Store No. 18B in accordance with the provisions of Paragraph 8 of Article VIII of the Lease. In the event Lessee fails to vacate Store No. 18B as required by the provisions of this Paragraph SIXTH, then as of the Effective Date through the date Lessee vacates Store No. 18B Lessee's obligations to pay minimum fixed rent and other charges under the Lease for Store No. 18B shall resume and Lessee's obligations for rent and other charges for the Relocation Premises shall continue to be governed by the provisions of Paragraph THIRD hereinabove.

         SEVENTH: Lessee agrees, that upon Lessor's delivery of possession of the Relocation Premises to Lessee, Lessee, on behalf of Lessor at Lessee's expense, shall proceed to perform such construction in the Relocation Premises as may be necessary to finish the Relocation Premises with an interior decor package comparable to and consistent with the latest Super Trak retail store prototype, the same to be constructed of good quality materials and installed in a professional workmanlike condition.

         EIGHTH: Lessor agrees that in consideration of the Lessee's agreeing to accept the Relocation Premises in an "as is" condition and Lessee's agreeing to perform all Lessee Improvements pursuant to Paragraph Seventh of this Amendment and provided Lessee (a) has completed said Lessee Improvements in accordance with the terms of Paragraph Seventh of this Amendment; (b) has provided Lessor with reasonably appropriate affidavits, lien waivers and the like showing that liens and encumbrances effected by Lessee's Improvements have been released; (c) has obtained a certificate of occupancy or non-residential use permit for the Relocation Premises and furnished a copy of the same to Lessor; (d) has opened its store for business from the Relocation Premises in accordance with the terms of this Amendment; and (e) has performed all of its obligations under the provisions of this Amendment required of it to be performed and is not then in default of the Lease beyond any applicable cure period, then Lessor shall provide Super Trak Corporation with a credit in the amount of NINETY FIVE THOUSAND FOUR HUNDRED NINETY SIX AND 00/100 DOLLARS ($95,496.00), said amount to be credited to the rental account of Super Trak Corporation for the Premises by amortizing the same, dollar for dollar, only out of those payments of minimum fixed rent becoming due from Lessee under the terms of the Lease after the date Lessee has satisfied the conditions set forth in (a) through (e) of this Paragraph EIGHTH.

         NINTH: Lessee understands and agrees that the Relocation Premises is presently occupied by an existing tenant. Accordingly, immediately following full execution of this Amendment of Lease by the parties hereto, Lessor agrees to use best efforts to negotiate or obtain a termination of the existing tenant's right to occupy the Relocation Premises as soon as possible. After said existing tenant's rights to occupy the Relocation Premises have been terminated, Lessor shall make the same available to the Lessee as called for herein. In the event Lessor is unable to obtain possession of the Relocation Premises within twenty-four (24) months from the date of execution of this Amendment of Lease, either party shall, at any time following said twenty-four
(24) month period, have the right to declare this Amendment of Lease null and void, upon written notice to the other without any liability whatsoever and thereafter this Amendment of Lease shall have no further force and effect.





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         TENTH:  Lessor and Lessee hereby acknowledge and agree that all references to "Premises" or "Store No. 18B" in the Lease (including Exhibits thereto) shall be deemed to refer to and are hereby changed to "Store No. 37".

         ELEVENTH: The terms and provisions of the Lease are and shall remain in full force and effect, with the exception that all of the terms and provisions of the Lease which are inconsistent with the terms of this Amendment shall automatically be modified and amended to conform to the terms hereof.
The parties hereto agree that this Amendment embodies the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein and supersedes any and all prior agreements and understandings between the parties with respect to such matters.

         TWELFTH: All the rights and obligations of the parties under this Amendment of Lease shall bind and inure to the benefit of their respective heirs, personal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed on the date first above written.

WITNESS:                          LESSOR:
                                  COMBINED PROPERTIES LIMITED
                                  PARTNERSHIP


  THOMAS B. MCKEE                 By: RONALD S. HAFT
- - --------------------------------     ---------------------------- (Seal)
                                                  Ronald S. Haft
                                                  General Partner

ATTEST:                           LESSEE:
                                  SUPER TRAK CORPORATION

                                  By: /S/ R. KEITH GREEN
- - ---------------------------------    ------------------------------

                                  Its: President
                                      -----------------------------





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                                  SCHEDULE A-1

Attached to and forming a part of that certain Indenture of Lease and Memorandum of Lease executed under date of April 24, 1984 by and between COMBINED PROPERTIES LIMITED PARTNERSHIP, Lessor, and Super Trak Corporation, as Lessee,

                            DESCRIPTION OF PROPERTY

         1. LESSOR'S PROPERTY. The demised premises are a portion of Lessor's entire property, situated in the County of Fairfax, State of Virginia, and now commonly known as 6198-F Little River Turnpike, Alexandria, Virginia 22312. Such property, herein referred to as "Lessor's Property", means substantially the entire property within the outer property limits shown on the Plot Plan initialed by the parties hereto, dated April 19, 1984, attached hereto and made a part hereof.

         2. BUILDING. Lessor's Property provides a site for a store building in the location designated "Trak Auto" on the said Plot Plan attached. Such building is now thereon, or is to be erected pursuant to Schedule ?8 hereof by Lessor for Lessee, containing 7,958 square feet and having dimensions of approximately 46' x 173'. Said building site, building, improvements, and appurtenances, and fixtures and equipment owned by the Lessor, now hereafter located thereon are collectively referred to in this Lease as the "premises" or "demised premises."

         3. PARKING. Lessee, its agents, employees, patrons and invitees, in common with Lessor and all other tenants of portions of Lessor's Property and their respective agents, employees, patrons, and invitees shall have and are hereby granted, during the entire term of this Lease and any extension thereof, the free, uninterrupted, and non-exclusive use of the sidewalks, malls, roadways, parking areas, and all other common areas, which use by all users shall be for the purposes of ingress, egress, service, utilities, and parking, and which parking area shall consist of not less than 900 automobile spaces.
It is specifically understood and agreed that Lessee shall have no obligation whatsoever in connection with the ownership, maintenance, or management of the malls, roadways, parking area, or other common areas involved, and that Lessor shall manage, operate, and maintain all such common areas, or cause the same to be done on its behalf, at no additional cost to Lessee, subject to Article XIX of the Lease.

         4.  PLOT PLAN.  SEE SCHEDULE C, PARAGRAPH 11.

         5. COVENANTS. All of the covenants of the Lessor contained in this Lease shall be covenants running with the land pursuant to applicable law. It is expressly agreed that each covenant to do or refrain from doing some act on the Lessor's Property or any part thereof (a) is for the benefit of the demised premises and each person having any leasehold interest therein derived through the Lessee, and (b) shall be binding upon each successive owner, during his ownership, of any portion of the land affected thereby and each person having any interest therein derived through any owner of the land affected hereby.





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         [PLAZA AT LANDMARK, ALEXANDRIA, VA MAP -- SEE EDGAR APPENDIX]